                                                           Exhibit No. EX-99.p.2

                                    SECTION S

                                 Code of Ethics

Gabelli Funds, LLC
GAMCO Investors, Inc.
Gabelli & Company, Inc.
Gabelli Advisers, Inc.
Gabelli Fixed Income LLC

Each Registered Investment Company
                  or series thereof (each of which
                  is considered to be a Company
                  for this purpose) for which any
                  of the Companies listed above
                  presently or hereafter provides
                  investment advisory or principal
                  underwriting services, other than a
                  money market fund or a fund
                  that does not invest in Securities.

                                  Introduction

     This  Code of Ethics  establishes  rules of  conduct  for  persons  who are associated  with the  companies  named above or with the  registered  investment companies  for which such  companies  provide  investment  advisory or principal underwriter  services.  The Code governs  their  personal  investment  and other investment-related activities.

     The basic rule is very simple:  put the client's  interests first. The rest
of  the  rules  elaborate  this  principle.   Some  of  the  rules  are  imposed
specifically  by law.  For  example,  the laws that govern  investment  advisers specifically  prohibit fraudulent activity,  making statements that are not true or that are  misleading or omit something that is significant in the context and engaging in manipulative practices. These are general words, of course, and over the years the courts,  the regulators and investment  advisers have  interpreted these words and established  codes of conduct for their employees and others who have access to their investment  decisions and trading  activities.  Indeed, the rules  obligate  investment  advisers to adopt written rules that are reasonably designed  to prevent  the  illegal  activities  described  above and must follow procedures that will enable them to prevent such activities.

     This  Code  is  intended  to  assist  the  companies  in  fulfilling  their obligations  under the law. The first part lays out who the Code applies to, the second part deals with personal investment activities, the third part deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

     The Code is very important to the companies and their employees. Violations can  not  only  cause  the  companies  embarrassment,  loss of  business,  legal restrictions,  fines  and  other  punishments  but  for  employees  can  lead to demotion,  suspension,  firing,  ejection from the securities  business and very large fines.

I.   Applicability

     A.   The Code applies to each of the following:

          1.   The  Companies  named or  described at the top of page one of the
               Code and all entities that are under common management with these
               Companies  or   otherwise   agree  to  be  subject  to  the  Code
               ("Affiliates").   A   listing   of  the   Affiliates,   which  is
               periodically updated, is attached as Exhibit A.

          2.   Any officer,  director or employee of any  Company,  Affiliate or
               Fund Client (as defined  below) whose job regularly  involves him in the  investment  process.  This includes the  formulation  and making of investment  recommendations and decisions, the purchase and  sale  of  securities  for  clients  and the  utilization  of
               information  about  investment  recommendations,   decisions  and
               trades.  Due to  the  manner  in  which  the  Companies  and  the
               Affiliates  conduct their business,  every employee should assume that he is subject  to the Code  unless  the  Compliance  Officer specifies otherwise.

          3.   With respect to all of the Companies, Affiliates and Fund Clients except  Gabelli & Company,  Inc., any natural person who controls any of the Companies,  Affiliates or Fund Clients and who obtains
               information   regarding  the   Companies'   or  the   Affiliates'
               investment recommendations or decisions.  However, a person whose control  arises only as a result of his  official  position  with such entity is excluded.  Disinterested directors of Fund Clients
               and  Independent  Directors,   for  example,  are  excluded  from
               coverage under this item.

          4.   With  respect to all of the  Companies  and Fund  Clients  except
               Gabelli & Company, Inc., any director,  officer,  general partner or  person  performing  a  similar  function  even  if he  has no knowledge  of and  is not  involved  in the  investment  process.
               Interested  and  disinterested  directors  of  Fund  Clients  and
               Independent Directors are included in coverage under this item.

          5.   As an exception, the Code does not apply to any director, officer or employee  of any Fund  Client  (such as certain of The Gabelli
               Westwood Funds) with respect to which the Companies'  services do
               not   involve   the   formulation   or   making   of   investment
               recommendations  or  decisions  or  the  execution  of  portfolio transactions  if that  person  is  also a  director,  officer  or employee of any entity that does perform such  services  (such as
               Westwood  Management  Corp.).  These  individuals  are covered by codes of ethics adopted by such entities.

     B.   Definitions

          1.   Access Persons.  The Companies and the persons described in items
               (A)2 and (A)3 above other than those excluded by item (A)5 above.

          2.   Access Person Account. Includes all advisory, brokerage, trust or other accounts or forms of direct  beneficial  ownership in which one or more  Access  Persons  and/or  one or more  members  of an
               Access Person's immediate family have a substantial proportionate economic  interest.  Immediate family includes an Access Person's spouse  and minor  children  living  with the  Access  Person.  A substantial proportionate economic interest will generally be 10%
               of the equity in the  account  in the case of any  single  Access
               Person  and 25% of the  equity in the  account in the case of all
               Access Persons in the aggregate,  whichever is first  applicable.
               Investment  partnerships  and similar indirect means of ownership other than  registered  open-end  investment  companies  are also treated as accounts.

               As an  exception,  accounts in which one or more  Access  Persons and/or their  immediate  family have a substantial  proportionate
               interest   which  are   maintained   with  persons  who  have  no
               affiliation  with  the  Companies  and with  respect  to which no
               Access  Person has, in the  judgment  of the  Compliance  Officer after  reviewing  the  terms  and  circumstances,  any  direct or indirect  influence or control over the  investment  or portfolio execution process are not Access Person Accounts.

               As a further  exception,  subject  to the  provisions  of Article
               II(I)7,  bona fide market  making  accounts of Gabelli & Company,
               Inc. are not Access Person Accounts.

               As a further  exception,  subject  to the  provisions  of Article
               II(I)7,  bona  fide  error  accounts  of the  Companies  and  the
               Affiliates are not Access Person Accounts.

          3.   Affiliated Mutual Funds. Registered open-end investment companies or series thereof  advised or sub-advised by any of the Companies or their Affiliates.

          4.   Unaffiliated   Mutual  Funds.   Registered   open-end  investment
               companies  or  series  thereof  that  are  neither   advised  nor
               sub-advised by any of the Companies or their Affiliates.

          5.   Associate Portfolio  Managers.  Access Persons who are engaged in securities  research and analysis for  designated  Clients or are responsible for investment recommendations for designated Clients but who are not principally  responsible for investment decisions with respect to any Client accounts.

          6.   Clients.  Investment advisory accounts maintained with any of the
               Companies or Affiliates  by any person,  other than Access Person
               Accounts.  However, Fund Clients covered by item (A)(5) above are
               considered   Client  accounts  only  with  respect  to  employees
               specifically  identified  by the  Compliance  Officer  as  having
               regular  information  regarding  investment   recommendations  or
               decisions or portfolio transactions for such Fund Clients.

          7.   Companies.  The  companies  named or described at the top of page one of the Code.

          8.   Compliance  Officer.  The persons  designated  as the  compliance officers of the Companies.

          9.   Covered  Persons.  The  Companies,  the  Access  Persons  and the
               persons described in item (A)4 above.

          10.  Fund Clients. Clients that are registered investment companies or series thereof.

          11.  Independent  Directors.  A director  of any of the  Companies  or
               Affiliates,  other than an  investment  advisor to a Fund Client, who would not be an  "interested  person" of any of such entities under Section 2(a)(19) of the Investment  Company Act of 1940 but
               for the  fact  that he  serves  as  such a  director  and may own beneficially securities of any such entity constituting less than
               5% of the  voting  securities  thereof  and may be an  associated person of or own securities in a broker-dealer  or parent company thereof and who does not have any  involvement  in the day-to-day activities of any of the Companies or Fund Clients.

          12.  Portfolio   Managers.   Access   Persons   who  are   principally
               responsible  for investment  decisions with respect to any Client accounts.

          13.  Security.  Any  financial  instrument  treated as a security  for investment purposes and any related instrument such as a futures, forward or swap contract entered into with respect to one or more securities,  a basket of or an index of  securities or components of  securities.  However,  the term  security  does  not  include securities  issued  by  the  Government  of  the  United  States, bankers'  acceptances,  bank certificates of deposit,  commercial paper and high quality  short-term  debt  instruments,  including
               repurchase   agreements,   or  shares  of   registered   open-end
               investment  companies.  Shares of affiliated  registered open-end investment  companies  are  not  securities  but are  subject  to special rules under this Code.

II.  Restrictions on Personal Investing Activities

     A.   Basic Restriction on Investing Activities

          If a purchase or sale order is pending or under  active  consideration for any Client  account by any Company or Affiliate,  neither the same
          Security  nor any  related  Security  (such as an  option,  warrant or convertible  security)  may be  bought or sold for any  Access  Person
          Account.

     B.   Initial Public Offerings

          No Security or related  Security may be acquired in an initial  public offering for any Access Person Account.

     C.   Blackout Period

          No Security or related  Security may be bought or sold for the account of any Portfolio  Manager or Associate  Portfolio  Manager  during the period  commencing  seven  (7) days  prior  to and  ending  seven  (7)
          calendar days after the purchase or sale (or entry of an order for the purchase or sale) of that  Security or any  related  Security  for the account of any  Client  with  respect  to which  such  person has been designated a Portfolio Manager or Associate Portfolio Manager,  unless the Client account receives at least as good a price as the account of
          the  Portfolio   Manager  or  Associate   Portfolio  Manager  and  the
          Compliance  Officer determines under the circumstances that the Client account has not been adversely affected (including with respect to the amount of such  Security  able to be bought by the Client  account) by the transaction for the account of the Portfolio  Manager or Associate
          Portfolio Manager.

     D.   Short-term Trading and Affiliated Mutual Funds

          No Security or related Security may, within a 60 day period, be bought and sold or sold and bought at a profit for any Access Person  Account if the  Security or related  Security was held at any time during that period in any Client account.  No Affiliated  Mutual Fund,  other than money  market  mutual  funds,  may be bought and sold  within a 60 day period (measured on a last in first out basis).

     E.   Exempt Transactions

          Participation on an ongoing basis in an issuer's dividend reinvestment or stock purchase plan, participation in any transaction over which no
          Access  Person had any direct or  indirect  influence  or control  and involuntary transactions (such as mergers, inheritances,  gifts, etc.)
          are exempt from the  restrictions  set forth in paragraphs (A) and (C)
          above without case by case preclearance under paragraph (G) below.

     F.   Permitted Exceptions

          Purchases  and sales of the  following  Securities  for Access  Person
          Accounts are exempt from the restrictions set forth in paragraphs A, C and the first  sentence of D above if such  purchases and sales comply with the pre-clearance requirements of paragraph (G) below:

          1.   Publicly traded  non-convertible fixed income Securities rated at least "A";

          2.   Publicly  traded  equity  Securities  of a class  having a market capitalization in excess of $1 billion;

          3.   Publicly  traded  equity  Securities  of a class  having a market capitalization  in excess of $500 million if the  transaction  in question  and the  aggregate  amount of such  Securities  and any related  Securities  purchased  and  sold for the  Access  Person
               Account in question  during the preceding 60 days does not exceed
               100 shares;

          4.   Municipal Securities; and

          5.   Securities transactions that the Compliance Officer concludes are being effected for federal, state or local income tax purposes.

               In addition,  the exercise of rights that were  received pro rata with other security holders is exempt.

     G.   Pre-Clearance of Personal Securities Transactions

          No Security may be bought or sold for an Access Person  Account unless
          (i) the Access  Person  obtains  prior  approval  from the  Compliance
          Officer or, in the absence of the Compliance Officer, from the general
          counsel  of  Gabelli  Asset   Management   Inc.;   (ii)  the  approved
          transaction  is completed  on the same day  approval is received;  and
          (iii) the Compliance  Officer or the general  counsel does not rescind such approval prior to execution of the  transaction  (See paragraph I below for details of the Pre-Clearance Process.)

     H.   Private Placements

          The  Compliance  Officer  will  not  approve  purchases  or  sales  of
          Securities  that are not  publicly  traded,  unless the Access  Person provides full details of the proposed  transaction  (including written certification that the investment  opportunity did not arise by virtue of  such  person's  activities  on  behalf  of  any  Client)  and  the
          Compliance Officer  concludes,  after consultation with one or more of the relevant  Portfolio  Managers,  that the  Companies  would have no foreseeable  interest  in  investing  in such  Security or any related
          Security for the account of any Client.

     I.   Pre-Clearance Process

          1.   No  Securities  may be  purchased  or sold for any Access  Person
               Account  unless the particular  transaction  has been approved in writing by the Compliance Officer or, in his absence, the general counsel of Gabelli Asset  Management Inc. The Compliance  Officer
               shall  review not less  frequently  than weekly  reports from the trading desk (or, if applicable,  confirmations  from brokers) to assure that all transactions  effected for Access Person Accounts are effected in compliance with this Code.

          2.   No  Securities  may be  purchased  or sold for any Access  Person
               Account other than through the trading desk of Gabelli & Company,
               Inc.,  unless  express  permission  is granted by the  Compliance
               Officer.  Such  permission  may be granted only on the  condition that the third party broker supply the Compliance  Officer,  on a timely basis,  duplicate  copies of confirmations of all personal
               Securities  transactions  for such Access  Person in the accounts maintained  with such third  party  broker and copies of periodic statements for all such accounts.

          3.   A Trading Approval Form, attached as Exhibit B, must be completed and  submitted to the  Compliance  Officer for approval  prior to entry of an order.

          4.   After  reviewing  the  proposed  trade,  the  level of  potential investment  interest  on behalf of  Clients  in the  Security  in question and the  Companies'  restricted  lists,  the  Compliance
               Officer shall  approve (or  disapprove) a trading order on behalf of an Access Person as expeditiously as possible.  The Compliance
               Officer  will  generally   approve   transactions   described  in
               paragraph  (F) above unless the Security in question or a related security  is on the  Restricted  List or the  Compliance  Officer
               believes  for any other  reason  that the Access  Person  Account should not trade in such Security at such time.

          5.   Once an Access Person's  Trading  Approval Form is approved,  the form must be  forwarded to the trading desk (or, if a third party broker is permitted,  to the Compliance Officer) for execution on the same day. If the Access Person's trading order request is not approved, or is not executed on the same day it is approved,  the clearance  lapses  although  such  trading  order  request may be resubmitted at a later date.

          6.   In the absence of the  Compliance  Officer,  an Access Person may submit his or her Trading Approval Form to the general counsel of
               Gabelli Asset Management Inc. Trading approval for the Compliance
               Officer must be obtained  from the general  counsel,  and trading approval  for the  general  counsel  must be  obtained  from  the
               Compliance  Officer.  In no case will the Trading  Desk accept an order for an Access Person  Account unless it is accompanied by a signed Trading Approval Form.

          7.   The Compliance  Officer shall review all Trading  Approval Forms, all initial,  quarterly and annual disclosure  certifications and the trading  activities  on behalf of all Client  accounts with a view to ensuring that all Covered  Persons are complying with the spirit as well as the  detailed  requirements  of this Code.  The
               Compliance  Officer  will review all  transactions  in the market making accounts of Gabelli & Company, Inc. and the error accounts of the Companies and the  Affiliates in order to ensure that such transactions are bona fide market making or error transactions or are conducted in accordance with the requirements of this Article
               II.

III. Other Investment-Related Restrictions

     A.   Gifts

          No Access Person shall accept any gift or other item of more than $100 in value  from any  person or entity  that  does  business  with or on behalf of any Client.

     B.   Service As a Director

          No Access Person shall commence service on the Board of Directors of a publicly traded company or any company in which any Client account has an interest without prior authorization from the Compliance  Committee based  upon a  determination  that  the  Board  service  would  not be inconsistent  with  the  interests  of  the  Clients.  The  Compliance
          Committee shall include the senior Compliance Officer of Gabelli Asset
          Management  Inc., the general counsel of Gabelli Asset Management Inc.
          and at least two of the senior executives from among the Companies.

IV.  Reports and Additional Compliance Procedures

     A.   Every Covered Person must submit a report (a form of which is appended as Exhibit C) containing  the  information  set forth in paragraph (B)
          below with respect to transactions in any Security,  Affiliated Mutual
          Fund or  Unaffiliated  Mutual Fund in which such Covered Person has or by  reason  of such  transaction  acquires,  any  direct  or  indirect beneficial  ownership  (as  defined  in  Exhibit  D) in the  Security,
          Affiliated Mutual Fund, or Unaffiliated  Mutual Fund, and with respect to any  account  established  by  the  Covered  Person  in  which  any
          Securities,  Affiliated Mutual Funds or Unaffiliated Mutual Funds were held  for the  direct  or  indirect  benefit  of the  Covered  Person;
          provided, however, that:

          1.   a Covered  Person who is required to make reports only because he is  a  director  of  one  of  the  Fund  Clients  and  who  is  a
               "disinterested"   director  thereof  or  who  is  an  Independent
               Director need not make a report with respect to any  transactions other than those where he knew or should have known in the course of his  duties as a  director  that any Fund  Client  has made or makes a purchase  or sale of the same or a related  Security,  or the  investment  adviser of any such Fund  Client has  considered causing any Fund Client to purchase or sell the same or a related
               Security,  within 15 days before or after the purchase or sale of such Security or related Security by such director.

          2.   a  Covered  Person  need not make a report  with  respect  to any transaction effected for, and Securities, Affiliated Mutual Funds and  Unaffiliated  Mutual  Funds held in, any account  over which such  person does not have any direct or  indirect  influence  or control; and

          3.   a  Covered  Person  will be  deemed  to have  complied  with  the requirements of this Article IV insofar as the Compliance Officer receives  in a timely  fashion  duplicate  monthly  or  quarterly brokerage  statements or transaction  confirmations  on which all transactions required to be reported hereunder are described.

          B.   A Covered Person must submit the report  required by this Article to the Compliance  Officer no later than 10 days after the end of the calendar quarter in which the transaction or account to which the report  relates was effected or  established,  and the report must contain the date that the report is submitted.

               1.   This report  must  contain the  following  information  with respect to transactions:

                    a.   The date of the  transaction,  the title and  number of
                         shares  and the  principal  amount  of  each  Security,
                         Affiliated  Mutual  Fund and  Unaffiliated  Mutual Fund
                         involved;

                    b.   The nature of the transaction (i.e., purchase,  sale or
                         any other type of acquisition or disposition);

                    c.   The price at which the transaction was effected; and

                    d.   The name of the broker,  dealer or bank with or through
                         whom the transaction was effected.

               2.   This report  must  contain the  following  information  with respect to accounts established:

                    a.   The name of the  broker,  dealer  or bank with whom the
                         account was established; and

                    b.   The date the account was established.

          C.   Any report  submitted  to comply  with the  requirements  of this
               Article IV may contain a statement  that the report  shall not be construed as an  admission by the person  making such report that he  has  any  direct  or  indirect  beneficial  ownership  in the
               Security,  Affiliated Mutual Fund or Unaffiliated  Mutual Fund to
               which the report relates. A person need not make any report under this Article IV with respect to  transactions  effected  for, and
               Securities, Affiliated Mutual Funds and Unaffiliated Mutual Funds
               held in,  any  account  over  which the  person  has no direct or indirect influence or control.

          D.   No later than 10 days after beginning  employment with any of the
               Companies or Affiliates or otherwise  becoming a Covered  Person, each Covered Person (except for a "disinterested" director of the
               Fund Client or an Independent  Director who is required to submit reports  under  this  Article IV solely by reason of being such a director)  must  submit a report,  which  must be current as of a date  no  more  than  45 days  prior  to the  date  of  beginning employment, containing the following information:

               1.   The  title,  number of shares and  principal  amount of each
                    Security,  Affiliated  Mutual Fund and  Unaffiliated  Mutual
                    Fund in which the Covered  Person had any direct or indirect beneficial  ownership  when  the  person  became  a  Covered
                    Person;

               2.   The name of any broker, dealer or bank with whom the Covered
                    Person  maintained  an  account  in  which  any  Securities,
                    Affiliated  Mutual  Fund and  Unaffiliated  Mutual Fund were held for the  direct  or  indirect  benefit  of the  Covered
                    Person as of the date the  person  became a Covered  Person;
                    and

               3.   The date that the report is submitted.

               The form of such report is attached as Exhibit E.

     E.   Annually  each  Covered  Person  must  certify  that he has  read  and understood the Code and recognizes that he is subject to such Code. In addition,  annually  each  Covered  Person  must  certify  that he has disclosed or reported all personal Securities,  Affiliated Mutual Fund and Unaffiliated Mutual Fund transactions  required to be disclosed or reported  under the Code and that he is not subject to any  regulatory disability  described in the annual  certification form.  Furthermore, each Covered Person (except for a "disinterested" director of the Fund
          Client or an  Independent  Director who is required to submit  reports under  this  Article  IV solely by  reason of being  such a  director)
          annually must submit a report  containing  the  following  information
          (which  information  must be current as of a date no more than 45 days before the report is submitted):

          1.   The  title,  number  of  shares  and  principal  amount  of  each
               Security,  Affiliated Mutual Fund and Unaffiliated Mutual Fund in
               which the Covered  Person had any direct or  indirect  beneficial ownership;

          2.   The name of any  broker,  dealer or bank  with  whom the  Covered
               Person  maintains an account in which any Securities,  Affiliated
               Mutual  Funds  and  Unaffiliated  Mutual  Funds  are held for the direct or indirect benefit of the Covered Person; and

          3.   The date that the report is submitted.

          The form of such certification and report is attached as Exhibit F.

     F.   At least  annually (or  quarterly in the case of Items 4 and 5 below), each  of  the  Companies  that  has a Fund  Client  or  that  provides principal underwriting services for a Fund Client shall, together with each Fund Client,  furnish a written  report to the Board of Directors of the Fund Client that:

          1.   Describes  any  issues  arising  under  the Code  since  the last report.

          2.   Certifies that the Companies have developed procedures concerning
               Covered  Persons'  personal  trading   activities  and  reporting
               requirements  relevant to such Fund Clients  that are  reasonably necessary to prevent violations of the Code;

          3.   Recommends   changes,  if  any,  to  the  Fund  Clients'  or  the
               Companies' Codes of Ethics or procedures;

          4.   Provides a summary of any material or  substantive  violations of this Code by Covered  Persons  with  respect to such Fund Clients which  occurred  during  the past  quarter  and the nature of any remedial action taken; and

          5.   Describes   any  material  or   significant   exceptions  to  any
               provisions of this Code of Ethics as determined  under Article VI below.

          G.   The  Compliance  Officer shall notify each employee of any of the
               Companies or  Affiliates  as to whether such person is considered to be an Access  Person or Covered  Person and shall  notify each other person that is considered to be an Access Person or Covered
               Person.

V.   Sanctions

     Upon   discovering  that  a  Covered  Person  has  not  complied  with  the requirements  of this Code, the Board of Directors of the relevant  Company or of the relevant  Fund Client,  whichever is most  appropriate  under the circumstances, may impose on that person whatever sanctions the Board deems
     appropriate,   including,  among  other  things,  disgorgement  of  profit, censure,  suspension or termination of employment.  Material  violations of requirements of this Code by employees of Covered Persons and any sanctions imposed in connection  therewith shall be reported not less frequently than quarterly to the Board of Directors of any relevant Company or Fund Client, as applicable.

VI.  Exceptions

     The Compliance  Committee of the Companies reserves the right to decide, on a case-by-case  basis,  exceptions to any  provisions  under this Code. Any exceptions  made  hereunder will be maintained in writing by the Compliance
     Committee  and  presented to the Board of  Directors  of any relevant  Fund
     Client at its next scheduled meeting.

VII. Preservation of Documents

     This Code, a copy of each report by a Covered  Person,  any written  report made  hereunder by the Companies or the  Compliance  Officer,  lists of all persons required to make reports, a list of any exceptions, and the reasons therefor,  with respect to Article II.B, and any records under Article II.G with  respect  to  purchases  pursuant  to  Article  II.H  above,  shall be preserved  with the records of the relevant  Company and any relevant  Fund
     Client for the period required by Rule 17j-1.

VIII. Other Laws, Rules and Statements of Policy

     Nothing  contained  in this Code  shall be  interpreted  as  relieving  any
     Covered  Person  from  acting  in  accordance  with  the  provision  of any applicable  law,  rule or  regulation  or any other  statement of policy or procedure  governing the conduct of such person  adopted by the  Companies, the Affiliates or the Fund Clients.

IX.  Further Information

     If any person has any  question  with  regard to the  applicability  of the provisions  of  this  Code  generally  or  with  regard  to any  Securities transaction or transactions, he should consult the Compliance Officer.

                                                                      EXHIBIT A

                       LIST OF AFFILIATES OF THE COMPANIES

ALCE Partners, L.P.
Darien Associates LLC
Gabelli Asset Management Inc.
Gabelli Asset Management (UK) Limited
Gabelli Associates Fund
Gabelli Associates Limited
Gabelli Direct Inc.
Gabelli Fixed Income Distributors, Inc.
Gabelli Fixed Income, Inc.
Gabelli Global Partners, L.P.
Gabelli Global Partners, Ltd.
Gabelli International Gold Fund Limited
Gabelli International Limited
Gabelli International II Limited
Gabelli Multimedia Partners, L.P.
Gabelli Performance Partnership L.P.
Gabelli Securities, Inc.
Gabelli Securities International Limited
Gage Limited
Gemini Capital Management, LLC
GLI, Inc.
Gabelli Group Capital Partners, Inc. and Subsidiaries
Gabelli Global Partners, L.P.
Gabelli Global Partners, Ltd.
Gabelli European Partners, L.P.
Gabelli European Partners, Ltd.
Gabelli Fund, LDC
MJG Associates, Inc.
New Century Capital Partners, L.P.
OpNet Partners, L.P.

                                                                       EXHIBIT B

                       PRE-CLEARANCE TRADING APPROVAL FORM

I,  ______________________________________   (name),  am  an  Access  Person  or
authorized  officer thereof and seek  pre-clearance to engage in the transaction described below for the benefit of myself or another Access Person:

Acquisition or Disposition (circle one)

Name of Account:

Account Number:

Date of Request:

Security:

Amount or # of Shares:

Broker:

If  the  transaction  involves  a  Security  that  is  not  publicly  traded,  a description of proposed  transaction,  source of investment  opportunity and any potential conflicts of interest:

I hereby certify that, to the best of my knowledge,  the  transaction  described herein is not  prohibited  by the Code of  Ethics  and that the  opportunity  to engage in the  transaction did not arise by virtue of my activities on behalf of any Client.

Signature:                                                  Print Name:

Approved or Disapproved (Circle One)

Date of Approval:

Signature:                                                  Print Name:

If approval is granted,  please  forward  this form to the trading desk (or if a third party  broker is  permitted,  to the  Compliance  Officer)  for  immediate execution.

                                                                       EXHIBIT C

                               TRANSACTION REPORT

Report submitted by: ___________________________________________________________
                                   Print Name

This transaction  report (the "Report") is submitted  pursuant to Section IV (B)
of the Code of Ethics of the Companies and supplies  information with respect to transactions in any Security, Affiliated Mutual Fund or Unaffiliated Mutual Fund
in which you may be deemed to have,  or by reason of such  transaction  acquire, any  direct or  indirect  beneficial  ownership  interest,  and with  respect to accounts established by you in which any Securities,  Affiliated Mutual Funds or
Unaffiliated Mutual Funds were held for your direct or indirect benefit, for the period specified below. If you were not employed by or affiliated with us during this  entire  period,  amend the dates  specified  below to cover your period of employment or affiliation.

Unless the context otherwise  requires,  all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable  transactions  or new  accounts,  sign and return this page only. If you have reportable  transactions or new accounts,  complete, sign and return Page 2 and any attachments.

I HAD NO REPORTABLE  SECURITIES,  AFFILIATED MUTUAL FUND OR UNAFFILIATED  MUTUAL
FUND TRANSACTIONS OR ACCOUNTS ESTABLISHED DURING THE PERIOD  ___________________
THROUGH _______________________________. I CERTIFY THAT I AM FULLY FAMILIAR WITH
THE CODE OF  ETHICS  AND  THAT,  TO THE BEST OF MY  KNOWLEDGE,  THE  INFORMATION
FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature ________________________________

Position  ________________________________

Date      ________________________________

                               TRANSACTION REPORT

Report submitted by: ___________________________________________________________
                                   Print Name

The following  tables supply the  information  required by Section IV (B) of the
Code  of  Ethics  for the  period  specified  below.  Transactions  reported  on brokerage  statements  or  duplicate  confirmations  actually  received  by  the
Compliance  Officer do not have to be listed although it is your  responsibility to make sure that such  statements or  confirmations  are complete and have been received in a timely  fashion.  Include all  transactions  in Affiliated  Mutual
Funds and Unaffiliated Mutual Funds.

                                  TRANSACTIONS
----------------------------------------------------------------------------------------------------------------------
                               Whether Purchase,
                              Sale, Short Sale or                                 Name of Broker/Dealer
                                Other Type of                                    with or through Whom     Nature of
Securities (Name   Date of      Disposition or      Quantity of  Price per Share     the Transaction     Ownership of
   and Symbol)   Transaction      Acquisition        Securities   or Other Unit       was Effected        Securities

                            NEW ACCOUNTS ESTABLISHED
----------------------------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank       Account Number    Date Account Established

* To the extent specified above, I hereby disclaim  beneficial  ownership of any securities  listed  in  this  Report  or  brokerage  statements  or  transaction confirmations provided by me.

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST
OF MY  KNOWLEDGE,  THE  INFORMATION  IN THIS  REPORT IS TRUE AND CORRECT FOR THE
PERIOD OF ____________________ THROUGH ____________________________.

Signature                                                              Date

Position

                                                                       EXHIBIT D

                              BENEFICIAL OWNERSHIP

For purposes of the attached  Code of Ethics,  "beneficial  ownership"  shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the  Securities  Exchange Act of 1934
and the rules and regulations thereunder,  except the determination of direct or indirect  beneficial  ownership  shall  apply to all  securities  that a Covered
Person has or acquires.  The term  "beneficial  ownership" of  securities  would include not only  ownership of securities  held be a Covered  Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees  (including trusts in which he has only a remainder  interest),  and securities held for his account by pledges, securities owned by a partnership in which  he is a  member  if he may  exercise  a  controlling  influence  over the purchase,  sale of  voting  of such  securities,  and  securities  owned  by any corporation or similar entry in which he owns securities if the shareholder is a control-ling shareholder of the entity and has or shares investment control over the entity's portfolio.

Ordinarily,  this  term  would  not  include  securities  held by  executors  or administrators  in estates in which a Covered Person is a legatee or beneficiary unless  there is a specified  legacy to such person of such  securities  or such person is the sole  legatee  or  beneficiary  and there are other  assets in the estate  sufficient to pay debts ranking ahead of such legacy,  or the securities are held in the estate more than a year after the decedent's death.

Securities  held in the name of another  should be  considered  as  beneficially owned  by  a  Covered  Person  where  such  person  enjoys  "financial  benefits substantially  equivalent to ownership." The Securities and Exchange  Commission has said that,  although the final  determination  of beneficial  ownership is a question  to be  determined  in the light of the facts of the  particular  case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially  equivalent to ownership,  e.g., application of the income derived from such  securities  to maintain a common home,  or to meet expenses that such person  otherwise  would meet from other sources,  or the ability to exercises a controlling influence over the purchase, sale or voting of such securities.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of  another  person,  if by reason of any  contract,  understanding, relationship,  agreement,  or other agreement,  he obtains  therefrom  financial benefits substantially equivalent to those of ownership.

A Covered Person also is regarded as the beneficial  owner of securities held in the name of a spouse,  minor  children or other person,  even though he does not obtain  therefrom the  aforementioned  benefits of ownership,  if he can vest or revest title in himself at once or at some future time.

                                                                       EXHIBIT E

                             INITIAL HOLDINGS REPORT

Report submitted by:  __________________________________________________________
                                   Print Name

This initial holdings report (the "Report") is submitted  pursuant to Section IV
(D) of the Code of Ethics of the Companies and supplies information with respect to any Security,  Affiliated  Mutual Fund and Unaffiliated  Mutual Fund in which you may be deemed to have any direct or indirect  beneficial  ownership interest and any accounts  established by you in which any Securities,  Affiliated Mutual
Funds or  Unaffiliated  Mutual  Funds  were  held for your  direct  or  indirect benefit, as of the date you became subject to the Code of Ethics.

Unless the context otherwise  requires,  all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable  Securities,  Affiliated  Mutual  Funds,  Unaffiliated
Mutual Funds or accounts, sign and return this page only. If you have reportable
Securities,  Affiliated  Mutual  Funds,  Unaffiliated  Mutual Funds or accounts, complete, sign and return Page 2 and any attachments.

I HAVE NO REPORTABLE  SECURITIES,  AFFILIATED MUTUAL FUND OR UNAFFILIATED MUTUAL
FUNDACCOUNTS AS OF _________________________. I CERTIFY THAT I AM FULLY FAMILIAR
WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE,  THE  INFORMATION
FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature

Position

Date

                             INITIAL HOLDINGS REPORT

Report submitted by: __________________________________________________________
                                   Print Name

The following  tables supply the  information  required by Section IV (D) of the
Code of Ethics  as of the date you  became  subject  to the  Code.  Include  all holdings of Affiliated Mutual Funds and Unaffiliated Mutual Funds.

                               SECURITIES HOLDINGS
---------------------------------------------------------------------------------------------------------
                                                     Name of Broker/Dealer Where  Nature of Ownership of
Securities (Name and Symbol) Quantity of Securities      Securities Are Held            Securities

                                    ACCOUNTS
---------------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                                Account Number

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST
OF MY  KNOWLEDGE,  THE  INFORMATION  IN THIS  REPORT IS TRUE AND  CORRECT  AS OF
__________________________________.

Signature                                                              Date

Position

                                                                       EXHIBIT F

                     ANNUAL CERTIFICATION OF CODE OF ETHICS

A.   I (a Covered  Person)  hereby  certify that I have read and  understood the
     Code of Ethics dated  February 2001, and recognize that I am subject to its provisions. In addition, I hereby certify that I have disclosed or reported all  personal  transactions  in  Securities,  Affiliated  Mutual  Funds and
     Unaffiliated  Mutual Funds  required to be disclosed or reported  under the
     Code of Ethics;

B.   Within the last ten years  there have been no  complaints  or  disciplinary actions  filed  against  me by  any  regulated  securities  or  commodities exchange, any self-regulatory  securities or commodities organization,  any
     attorney  general,   or  any  governmental   office  or  agency  regulating
     insurance, securities,  commodities or financial transactions in the United
     States, in any state of the United States, or in any other country;

C.   I have not  within  the last ten years been  convicted  of or  acknowledged commission  of any felony or  misdemeanor  arising  out of my conduct as an employee, salesperson,  officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor; and

D.   I have not been denied permission or otherwise enjoined by order,  judgment or decree of any court of competent  jurisdiction,  regulated securities or
     commodities   exchange,    self-regulatory    securities   or   commodities
     organization or other federal or state regulatory  authority from acting as
     an  investment  advisor,   securities  or  commodities  broker  or  dealer,
     commodity  pool operator or trading  advisor or as an affiliated  person or employee of any investment  company,  bank,  insurance company or commodity broker,  dealer,  pool operator or trading advisor,  or from engaging in or continuing any conduct or practice in connection  with any such activity or the purchase or sale of any security.

E.   Unless  I  am  exempt  from  filing  an  Annual   Holdings   Report  (as  a
     "disinterested"  director of a Fund Client or an Independent Director of an
     Affiliate),  I have attached a completed  Annual  Holdings  Report which is accurate as of a date no more than 30 days ago.

Print Name:

Signature:

Date:

                             ANNUAL HOLDINGS REPORT

Report submitted by:
                                                              Print Name

The following  tables supply the  information  required by Section IV (E) of the
Code of  Ethics  as of a date  no  more  than 30  days  before  this  report  is submitted.  If you have no  reportable  Securities,  Affiliated  Mutual  Fund or
Unaffiliated  Mutual  Fund  holdings  or  accounts,  write  "None"  in the space provided.

---------------------------------------------------------------------------------------------------------
                                                     Name of Broker/Dealer Where  Nature of Ownership of
Securities (Name and Symbol) Quantity of Securities      Securities Are Held            Securities

                                    ACCOUNTS
---------------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                                Account Number

Signature                                                              Date

Position